Exhibit 99.1

         GAMCO Appoints John Ferrara as Interim Chief Financial Officer

     RYE, N.Y.--(BUSINESS WIRE)--April 28, 2006--GAMCO Investors, Inc. (NYSE:
GBL) announced today that John C. Ferrara, a senior executive with more than twenty-five years of experience in operations, acquisitions, financing, business development and strategic planning, will serve as interim Chief Financial Officer. Mr. Ferrara has been a member of the Board of GAMCO Investors, Inc. since December 1999.
     "We are pleased to have John available in this transition," Mario Gabelli, Chairman and C.E.O. of GAMCO, said. "John's broad-based financial experience will be extremely helpful as we search for a CFO."
     Mr. Ferrara was the President and CEO of Space Holding Corporation and its Chief Financial Officer from November 1999 to December 2000. He was the Executive Vice President and Chief Financial Officer of Golden Books Family Entertainment, Inc. from 1998 to 1999, and Vice President and Chief Financial Officer of Renaissance Communications Corp. from 1989 to 1997. Mr. Ferrara, a CPA, previously held financial positions at the American Express Company, the National Broadcasting Company and Deloitte & Touche LLP. Mr. Ferrara has an MBA in Finance from Columbia University and a BS in Accounting from the University of Maryland.
     Mr. Ferrara assumes the post from Michael R. Anastasio, Jr. who will be leaving the company next month to pursue another career opportunity after the completion of the Form 10-Q filing. Mr. Gabelli added, "All of us at GAMCO wish Michael well on his new endeavors."
     GAMCO Investors, Inc., through its subsidiaries, manages assets of private advisory accounts (GAMCO), mutual funds and closed-end funds (Gabelli Funds, LLC), and partnerships and offshore funds (Investment Partnerships).


     CONTACT: For GAMCO Investors
              Douglas R. Jamieson, 914-921-5020
              www.gabelli.com